Exhibit 99.1

PRESS RELEASE

CONTACT:

ZAIS Investor Relations

732-450-7440

ZAIS GROUP HOLDINGS, INC. ANNOUNCES STOCKHOLDER APPROVAL OF GOING PRIVATE MERGER

Red Bank, NJ – May 17, 2018 – ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) (“ZAIS” or the “Company”) today announced that, at its annual meeting of stockholders held today, the stockholders of the Company voted to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 11, 2018, by and among the Company, ZGH Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Z Acquisition LLC, a Delaware limited liability company of which Christian Zugel, the Company’s Chairman and Chief Investment Officer, is the sole managing member. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger (the “Merger”). The Merger is expected to close on or about May 18, 2018.

ABOUT ZAIS GROUP HOLDINGS, INC.

ZAIS owns a majority interest in and is the managing member of, ZAIS Group Parent, LLC (“ZGP”). ZGP is the sole member of ZAIS Group, LLC (“ZAIS Group”), an investment advisory and asset management firm focused on specialized credit strategies with approximately $4.793 billion of assets under management as of March 31, 2018. Based in Red Bank, New Jersey with operations in London, ZAIS Group employs professionals across investment management, client relations, information technology, analytics, finance, law, compliance, risk management and operations. To learn more, visit www.zaisgroupholdings.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are generally identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “pipeline,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve” or the negative version of those words or other comparable words.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and other factors include, but are not limited to, those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. . Consider those factors carefully in evaluating the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

1